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EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Ecolab Inc. of our report dated February 26, 2004 relating to the financial statements, which appears in Ecolab Inc.'s 2003 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 26, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Minneapolis, Minnesota June 15, 2004

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM